UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NORTHWEST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[NORTHWEST LOGO]
April 5, 2006
Dear Stockholder:
We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the “Company”), the parent company of Northwest Savings Bank. The Annual Meeting will be held at the Knights of Columbus Hall, located at 219 Second Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on May 17, 2006.
The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting includes the election of two directors and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company’s 2006 fiscal year.
The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
Also enclosed for your review is the Company’s Transition Report on Form 10-K for the period July 1, 2005 to December 31, 2005, which contains detailed information concerning the activities and operating performance of the Company. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,
/s/ William J. Wagner
William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
NOTICE OF
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2006
     Notice is hereby given that the 2006 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the “Company”), will be held at the Knights of Columbus Hall, 219 Second Avenue, Warren, Pennsylvania, on May 17, 2006 at 11:00 a.m. Pennsylvania time.
     A Proxy Card and a Proxy Statement for the Meeting are enclosed.
     The Meeting is for the purpose of considering and acting upon:
1.	The election of two directors of the Company;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2006, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
     EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.
By Order of the Board of Directors
/s/ Gregory C. LaRocca
Gregory C. LaRocca
Executive Vice President and Corporate Secretary
Warren, Pennsylvania
April 5, 2006
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
STOCKHOLDER PROPOSALS
OTHER MATTERS
MISCELLANEOUS
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

Proxy Statement
NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365-2353
(814) 726-2140
2006 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2006
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancorp, Inc. (the “Company”) to be used at the 2006 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the “Meeting”), which will be held at the Knights of Columbus Hall, 219 Second Avenue, Warren, Pennsylvania, on May 17, 2006, at 11:00 a.m., Pennsylvania time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 12, 2006. Please note that the Company changed its fiscal year from June 30 to December 31, effective October 2005.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to the Company. Proxies received by the Company that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Meeting.
     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Gregory C. LaRocca, at the address of the Company shown above, or by returning a duly executed proxy bearing a later date by mail, Internet or telephone, as described on your Proxy Card. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of the Company’s common stock, par value $0.10 per share (the “Common Stock”), as of the close of business on March 31, 2006 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, there were 50,083,306 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
     As to the ratification of KPMG LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the Meeting and entitled to vote on the matter.
     Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposal would be assured.
     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of March 31, 2006, the shares of Common Stock beneficially owned by each person known to the Company who was the beneficial owner of more than 5% of the outstanding shares of Common Stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Northwest Bancorp, MHC	30,536,457	61.0%
100 Liberty Street Warren, Pennsylvania 16365

Northwest Bancorp, MHC,	31,394,051	62.7%
and all the Company’s directors and executive officers as a group (13 directors and officers) (2)

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of Common Stock held by Mutual Holding Company, of which the Company’s executive officers and directors are also executive officers and trustees. Excluding shares of Common Stock held by the Mutual Holding Company, the Company’s executive officers and directors owned 857,594 shares of Common Stock, or 1.7% of the outstanding shares.
PROPOSAL I — ELECTION OF DIRECTORS
     The Company’s Board of Directors consists of eight members. The Company’s bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Richard L. Carr and John M. Bauer to serve as directors for three-year terms. Both nominees are currently members of the Board of Directors.
     The table below sets forth certain information regarding the composition of the Company’s Board of Directors as of March 31, 2006, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Stock Common
		Held in the	Director	Current Term	Beneficially		Percent
Name (1)	Age	Company	Since (2)	to Expire	Owned (3)		of Class
		NOMINEES
Richard L. Carr	64	Director	1982	2006	52,745	(4)	*
John M. Bauer	64	Director	1999	2006	29,280	(5)	*

		DIRECTORS CONTINUING IN OFFICE

Robert G. Ferrier	66	Director	1980	2007	26,946	(6)	*
Richard E. McDowell	62	Director	1972	2007	69,729	(7)	*
Joseph F. Long	64	Director	2001	2007	41,814	(8)	*
William J. Wagner	52	Chairman of the Board, President and Chief Executive Officer	1994	2008	195,861	(9)	*
Thomas K. Creal, III	67	Director	1982	2008	14,000	(10)	*
A. Paul King	62	Director	2001	2008	28,235	(11)	*

		EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	55	Executive Vice President and Corporate Secretary	N/A	N/A	98,977	(12)	*
Robert A. Ordiway	57	Executive Vice President- Retail Delivery of Northwest Savings Bank	N/A	N/A	110,952	(13)	*
James E. Vecellio	57	Senior Vice President-Information Systems	N/A	N/A	85,299	(14)	*
William W. Harvey, Jr.	39	Senior Vice President- Finance and Chief Financial Officer	N/A	N/A	34,472	(15)	*
Steven G. Fisher	49	Senior Vice President-Operations	N/A	N/A	69,284	(16)	*

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998. Each director of the Company is also a trustee of Northwest Bancorp, MHC, which owns the majority of the issued and outstanding shares of Common Stock.

(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”

(4)	Includes options to purchase 12,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 12,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 12,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 30,300 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 10,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 14,380 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 14,380 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 9,385 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined. Includes options to purchase 2,437 shares as well as 9,852 shares held by such person’s spouse.

(15)	Includes options to purchase 17,130 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(16)	Includes options to purchase 14,380 shares of Common Stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

     The principal occupation during the past five years of each director of the Company is set forth below. All directors have held their present positions for five years unless otherwise stated.
     William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank (the “Bank”) in August 1998, President and Chief Executive Officer of the Company in June 2001 and Chairman of the Board of the Bank and the Company in July 2003. Mr. Wagner was the Chief Financial Officer of the Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. Mr. Wagner is a certified public accountant.
     John M. Bauer is co-founder, partner and President of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania. He has served in that capacity since 1989.
     Thomas K. Creal, III is an architect in the architectural firm of Habiterra Architects, in Warren, Pennsylvania, and has been an owner/partner in the firm’s predecessor since 1969.
     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. Mr. Carr was appointed Lead Director of the Company in 2003.
     Robert G. Ferrier has been President of Ferrier Hardware, Inc. since 1957 and President of Drexel Realty, Erie, Pennsylvania since 1972.
     A. Paul King has been President of Stevens & King Oral Surgery in Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company which was acquired by Northwest Savings Bank in 2000.
     Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee.
     Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002.
Executive Officers who are not Directors
     Gregory C. LaRocca was employed by the Bank beginning in 1992, and currently serves as Executive Vice President of the Investment and Trust Services Group and Corporate Secretary for the Bank and the Company. He was previously Chief Executive Officer of American Federal Savings, which merged with the Bank in March 1992.
     Robert A. Ordiway has been employed by the Bank since 1975, most recently as Executive Vice President of the Retail Delivery Systems Group.
     James E. Vecellio was employed by the Bank beginning in 1977, and currently serves as Senior Vice President of Information Systems for the Bank and the Company.
     William W. Harvey, Jr. has been employed by the Bank since 1996 and currently serves as Senior Vice President, Finance and Chief Financial Officer for the Bank and the Company. Mr. Harvey is a certified public accountant.
     Steven G. Fisher has been employed by the Bank since 1983, most recently as Senior Vice President of Operations.

Board Independence
     The Board of Directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long and McDowell are each “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of his being an employee of the Bank. In addition, the Board of Directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
Meetings and Committees of the Board of Directors
     The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. In addition, the independent directors of the Company meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Nominating, Risk Management, Governance and Trust Committees. Mr. Wagner, Chairman of the Board and President of the Company, is a member of the Executive and Trust Committees. During the six-month transition period ended December 31, 2005, the Board of Directors met at six regular meetings. No special meetings were called. No member of the Board or any committee thereof attended less than 75% of said meetings.
     The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier and King. The committee meets annually to review the performance of the Chief Executive Officer and other executive officers, and approves changes to the base compensation, as well as the level of bonus, if any, to be awarded to such officers. The committee meets when needed to review all employment policies and the performance and remuneration of the officers and employees of the Company, and to review and approve all compensation and benefit programs implemented by the Company and all matters relating to pension plan administration. The Compensation Committee met three times during the six-month transition period ended December 31, 2005.
     The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Long and McDowell. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that each of Messrs. Bauer and Long qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Company’s Governance Committee has adopted a written charter for the Audit Committee, which is available at the Company’s website at http://www.northwestsavingsbank.com. The Audit Committee met four times during the six-month transition period ended December 31, 2005.
     The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual financial statements;

•	overseeing the Company’s external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•	considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.
     The Nominating Committee consists of the non-employee directors of the Company. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at http://www.northwestsavingsbank.com.
     The functions of the Nominating Committee include the following:
•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Governance Committee.
     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with the Company’s values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which the Company operates and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.
     The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

     Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit the names of qualified candidates for Director by writing to the Company at 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2007 annual meeting of stockholders no later than November 17, 2006.
     The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in the Company’s Bylaws.
     Stockholder Communications with the Board. A stockholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Company at 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed; or

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of the Company. For example, a request for information about the Company on a stock-related matter may be forwarded to the Company’s stockholder relations officer.
     At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Attendance at Annual Meetings of Stockholders
     The Company does not have a policy regarding director attendance at annual meetings of stockholders. All of the Company’s directors attended the prior fiscal year’s annual meeting of stockholders.
Code of Ethics
     The Company has adopted a Code of Ethics (the “Code”) that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code is available on the Company’s website at http://www.northwestsavingsbank.com. Amendments to and waivers from the Code will also be disclosed on the Company’s website.
Audit Committee Report
     The Audit Committee has issued a report that states as follows:
•	We have reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements and controls over financial reporting for the six-month transition period ended December 31, 2005;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Transition Report on Form 10-K for the six-month period ended December 31, 2005 for filing with the SEC.
     This report has been provided by the Audit Committee, which consists of Directors Bauer, Chairman, Carr, Long and McDowell.
Section 16(a) Beneficial Ownership Reporting Compliance
     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Company’s review of such ownership reports, the Company believes that Director McDowell inadvertently filed one late report with respect to two transactions for the fiscal year ended June 30, 2005. The Company believes that no other officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005.
Compensation Committee Interlocks and Insider Participation
     The Company’s Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier and King.

Report of the Board of Directors on Executive Compensation
     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company’s Compensation Committee has prepared the following report for inclusion in this Proxy Statement.
     The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers, and approves changes to base compensation as well as the level of bonus, if any, to be awarded to such officers. Mr. Wagner served as Chief Executive Officer during the fiscal year ended June 30, 2005 and the six-month transition period ended December 31, 2005. Mr. Wagner’s base salary was determined by actual current market survey data relevant to peer group asset size and geographic location (national, regional and local). The Compensation Committee also recommends bonuses to be awarded to the Chief Executive Officer and certain other officers based on the Company’s performance with consideration given primarily to the Company’s return on average equity, return on average tangible equity, return on average assets, growth in earnings per share and growth of the Company’s retail franchise. Based on this performance for the fiscal year ended June 30, 2005, a bonus of 20.5% was awarded to Mr. Wagner, which was paid during the six-month transition period ended December 31, 2005. Based on the Company’s performance for the six-month transition period ended December 31, 2005, a bonus of 9.25% was awarded to Mr. Wagner, which was paid during the fiscal year ending December 31, 2006. Mr. Wagner was also paid the holiday bonus discussed below.
     In determining whether the base salary of other executive officers should be adjusted, the Company’s Compensation Committee takes into account individual performance, performance of the Company, the size of the Company, the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Company’s market area. In addition, all employees of the Company, including officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service.
     While the Compensation Committee uses comparable industry market data to determine changes in compensation, it also considers the Company’s performance as measured by return on average equity, return on average tangible equity, return on average assets, growth in earnings per share and growth of the Company’s retail franchise as factors in setting total compensation. Other non-quantitative factors considered by the Compensation Committee in fiscal 2005 included general management oversight of the Company, the quality of communication with the Compensation Committee, and the productivity of employees. Finally, the Compensation Committee considered the standing of the Company with customers and the communities it serves, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Company’s executives. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Compensation Committee approved salary increases for the Company’s six “Named Executive Officers” (as defined in “—Executive Compensation”), as well as other officers who report directly to Mr. Wagner.
     This report has been provided by the Compensation Committee consisting of Directors Carr, Chairman, Bauer, Creal, Ferrier and King.

Stock Performance Graph
     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock between June 30, 2000 and December 31, 2005, (b) the cumulative total return on stocks included in the Total Return Index for the Nasdaq Stock Market (US) over such period, and (c) the cumulative total return on stocks included in the Nasdaq Bank Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.
     There can be no assurance that the Company’s stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Index	Period Ending
	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05	12/31/05
Northwest Bancorp, Inc.	100.00	155.78	200.25	248.35	361.99	343.48	348.16
NASDAQ — Total US	100.00	55.59	38.81	43.15	54.36	54.77	59.21
NASDAQ Bank Index	100.00	133.21	149.91	150.56	177.88	188.20	192.23
Source: Research Data Group, Inc., San Francisco, California.

Executive Compensation
     The following table sets forth for the twelve-month period ended December 31, 2005 and fiscal years ended June 30, 2005 and 2004, certain information as to the total remuneration paid by the Company to Mr. Wagner, who serves as President and Chief Executive Officer, and certain information as to the total remuneration paid by the Company to the five most highly compensated executive officers of the Company or the Bank other than Mr. Wagner (“Named Executive Officers”).

	Annual Compensation					Long-Term Compensation
						Awards		Payouts	All
					Other				Other
					Annual	Restricted			Compen-
Name and	Year		Salary		Compen-	Stock	Option/	LTIP	sation
principal position	Ended		(1) ($)	Bonus ($)	sation (2)	Awards ($)	SARS (#)	Payouts	(3) ($)
William J. Wagner	2005	(4)	418,100	103,305	—	325,584	9,500	—	17,525
President and Chief	2005	(5)	416,527	96,274	—	325,584	20,500	—	20,985
Executive Officer	2004	(6)	374,327	89,791	—	—	11,000	—	15,848

Gregory C. LaRocca	2005	(4)	169,250	39,163	—	154,224	4,500	—	9,276
Executive Vice	2005	(5)	172,021	37,393	—	154,224	9,600	—	14,170
President and	2004	(6)	158,168	35,393	—	—	5,100	—	11,719
Corporate Secretary

Robert A. Ordiway	2005	(4)	184,401	42,420	—	154,224	4,500	—	8,196
Executive Vice	2005	(5)	186,130	39,887	—	154,224	9,600	—	15,359
President-Retail	2004	(6)	168,390	37,232	—	—	5,100	—	12,592
Delivery

James E. Vecellio	2005	(4)	134,600	30,630	—	154,224	2,475	—	7,957
Senior Vice President-	2005	(5)	134,024	29,447	—	154,224	5,025	—	11,581
Information Systems	2004	(6)	124,871	28,324	—	—	2,550	—	9,966

William W. Harvey, Jr.	2005	(4)	134,200	30,510	—	257,040	5,750	—	6,122
Senior Vice President-	2005	(5)	133,047	28,394	—	257,040	10,850	—	8,010
Finance and Chief	2004	(6)	119,489	24,199	—	—	5,100	—	6,748
Financial Officer

Steven G. Fisher	2005	(4)	134,200	30,510	—	154,224	4,500	—	5,585
Senior Vice	2005	(5)	133,047	28,394	—	154,224	9,600	—	8,521
President-Operations	2004	(6)	119,623	25,231	—	—	5,100	—	7,483

(1)	Includes amounts deferred at the election of named officers pursuant to the Northwest Retirement Savings Plan (the “401(k) Plan”).

(2)	For the twelve-month period ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, there were no perquisites exceeding the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year.

(3)	Includes shares awarded pursuant to the Company’s employee stock ownership plan, amounts paid for life insurance premiums, and Bank contributions to the 401(k) Plan.

(4)	In October 2005, the Company changed its fiscal year end from June 30 to December 31. In accordance with guidance from the SEC, the Company is presenting information for the 12-month period ended December 31, 2005.

(5)	Information presented for the 12-month period ended June 30, 2005.

(6)	Information presented for the 12-month period ended June 30, 2004.
Directors’ Compensation
     Nonemployee directors of the Company and the Bank are paid a retainer of $13,800 per year plus $700 for each board meeting of the Bank and the Company attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees are paid a total of $700 for attendance at committee meetings for both the Company and the Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees are paid an additional $500 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also receives a fee of $1,500 per quarter as a retainer for his service as Lead Director for the Company and the Bank. In addition, each member of the Board of Trustees of the Mutual Holding Company is paid a retainer of $3,500 per year plus a fee of $175 for each board meeting attended. As of December 31, 2005, all directors of the Company and the Bank were trustees of the Mutual Holding Company.
     The Company sponsors a non-tax qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of his directors’ fees. The amounts deferred are credited with interest at the rate received by the Company on its Bank Owned Life Insurance Policies that insure the Directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     The Company maintains a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the fiscal year ended June 30, 2005, the expense to the Bank of the Directors Plan was $167,000. During the six-month transition period ended December 31, 2005, the expense to the Bank of the Directors Plan was $84,000.
     1995 Stock Option Plan. The Company’s 1995 Stock Option Plan is a self-administering plan that granted to each of nonemployee directors Carr, Creal, Ferrier, McDowell and seven former directors nonstatutory options to purchase 22,000 shares of Common Stock (adjusted for stock splits and stock dividends), all of which have vested. The exercise price per share for each option is equal to 95% of the fair market value of the Common Stock on the date the option was granted, or in the case of all options awarded during the fiscal year ended June 30, 1996, $5.58 per share (as adjusted). In the fiscal year ended June 30, 2000, Director Bauer was awarded 2,000 options with an exercise price of $7.81, the then-current market value, and a five-year vesting schedule. In the fiscal year ended June 30, 2002, Directors King and Long were each awarded 2000 options with an exercise price of $9.78, the then-current market value, and a five-year vesting schedule. All options granted under the 1995 Stock Option Plan expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory stock options may be exercised for up to five years.
     2000 Stock Option Plan. The Company’s 2000 Stock Option Plan, adopted by stockholders on November 17, 2000, is a self-administering plan pursuant to which directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell and one former director were each granted on October 18, 2001 nonstatutory options to purchase 10,000 shares of Common Stock at an exercise price of $9.78 per share, the then-current market price. All nonstatutory options granted under the 2000 Stock Option Plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory options may be exercised for up to five years.

     2004 Stock Option Plan. The Company’s 2004 Stock Option Plan, adopted by stockholders on November 17, 2004, is a self-administering plan pursuant to which directors Bauer, Carr, Creal, Ferrier, King, Long and McDowell were each granted on January 19, 2005 nonstatutory options to purchase 10,000 shares of Common Stock at an exercise price of $22.93 per share, the then-current market price. All nonstatutory options granted under the 2004 Stock Option Plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory options may be exercised for up to five years.
     2004 Recognition and Retention Plan. The Company’s 2004 Recognition and Retention Plan, adopted by stockholders on November 17, 2004, is a self-administering plan pursuant to which, on March 16, 2005, directors Bauer, Carr, Creal, Ferrier, King, Long and McDowell were each granted 4,000 restricted shares of common stock. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance pursuant to the 2004 Recognition and Retention Plan.
Employment Agreements
     The Company and Mr. William J. Wagner are parties to a three-year employment agreement under which Mr. Wagner serves as President and Chief Executive Officer of the Company and the Bank and Director of the Company and the Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($434,200, effective July 1, 2005) may be increased but not decreased. In the event the Bank terminates the executive’s employment for reasons other than for cause, or in the event the executive resigns from the Bank following a change of control of the Bank or the Company or under certain other circumstances, the executive or his beneficiaries would be entitled to severance pay of three times the sum of the highest rate of base salary plus the highest rate of cash bonus paid to him during the prior three years. The Bank would also continue the executive’s life, health and dental coverage for 36 months from the date of termination. Payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code (“Code”) Section 280G (relating to payments made in connection with a change in control). The employment agreement contains a non-compete provision which restricts Mr. Wagner from competing with the Bank under certain circumstances following a termination of employment.
     The Company and Messrs. LaRocca, Ordiway, Vecellio, Harvey and Fisher (the executives) are each a party to a three-year employment agreement under which the executives serve as executive officers of the Bank and/or the Company. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary may be increased but not decreased. In the event the Bank terminates an executive’s employment for reasons other than for cause, or in the event the executive resigns from the Bank following a change of control of the Bank or the Company or under certain other circumstances, the executive or his beneficiaries would be entitled to severance pay of three times the sum of the highest rate of base salary plus the highest rate of cash bonus paid to him during the prior three years. The Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination. Payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Code Section 280G (relating to payments made in connection with a change in control). The employment agreement contains a non-compete provision which restricts the executives from competing with the Bank under certain circumstances following a termination of employment.
Defined Benefit Plan
     The Bank maintains a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2005, the Retirement Plan fully met its funding requirements under Section 412 of the Code.

     At the normal retirement age of 65, the plan is designed to provide a life annuity with a minimum payment period of ten years. The retirement benefit provided is an amount equal to 1.6% of a participant’s average monthly salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with the Company (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by the Company for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2005, the Company made contributions to the Retirement Plan of $7.0 million.
     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity with 10 years guaranteed for the final average salary and benefit service classifications specified below.

Average		Years of Service and Annual Benefit Payable at Retirement
Compensation		15	20	25	30	35	40
$25,000		$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$50,000		$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$75,000		$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000		$25,959	$34,613	$43,266	$46,266	$49,266	$49,266
$125,000		$34,209	$45,613	$57,016	$60,766	$64,516	$64,516
$150,000		$42,459	$56,613	$70,766	$75,266	$79,766	$79,766
$175,000		$50,709	$67,613	$84,516	$89,766	$95,016	$95,016
$200,000		$58,959	$78,613	$98,266	$104,266	$110,266	$110,266
$210,000	plus	$62,259	$83,013	$103,766	$110,066	$116,366	$116,366
     As of the plan year ended December 31, 2005, Messrs. Wagner, LaRocca, Ordiway, Vecellio, Harvey and Fisher had 22, 20, 31, 29, 10 and 22 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2005 for Messrs. Wagner, LaRocca, Ordiway, Vecellio, Harvey and Fisher are $88,471, $45,317, $84,237, $60,310, $19,084 and $43,837, respectively.
Supplemental Executive Retirement Plan
     The Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain executives of the Bank to compensate those executive participants in the Bank’s Retirement Plan whose benefits are limited by Section 415 of the Code (which places a limitation on annual benefits and contributions) or Section 401(a)(17) of the Code (which currently places a limitation on compensation for tax-qualified plan purposes at $210,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Code Sections 401(a)(17) and 415 and that which is actually funded as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank.

     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity with a 10-year guaranteed payment for the final average salary and benefit service classifications specified below:

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$25,959	$34,613	$43,266	$46,266	$49,266	$49,266
$125,000	$34,209	$45,613	$57,016	$60,766	$64,516	$64,516
$150,000	$42,459	$56,613	$70,766	$75,266	$79,766	$79,766
$175,000	$50,709	$67,613	$84,516	$89,766	$95,016	$95,016
$200,000	$58,959	$78,613	$98,266	$104,266	$110,266	$110,266
$250,000	$75,459	$100,613	$125,766	$133,266	$140,766	$140,766
$300,000	$91,959	$122,613	$153,266	$162,266	$171,266	$171,266
$350,000	$108,459	$144,613	$180,766	$191,266	$201,766	$201,766
$400,000	$124,959	$166,613	$208,266	$220,266	$232,266	$232,266
     At December 31, 2005, Mr. Wagner had 22 years of credited service under the SERP. The Bank’s pension cost attributable to the SERP was approximately $167,000 for the fiscal year ended June 30, 2005 and $258,000 for the six-month transition period ended December 31, 2005.
Stock Options
     Set forth below is certain information concerning exercised and unexercised options held by Named Executive Officers on December 31, 2005.

	Shares		Number of Unexercised	Value of Unexercised In-The-
	Acquired		Options at	Money Options at Fiscal
	Upon	Value	Fiscal Year-End	Year-End (1)
Name	Exercise	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable ($)
William J. Wagner	40,000	646,200	28,400/22,700	199,580/38,056

Gregory C. LaRocca	8,334	134,636	13,480/10,620	96,123/17,644

Robert A. Ordiway	28,000	460,180	13,480/10,620	96,123/17,644

James E. Vecellio	26,000	407,290	98,890/ 5,535	72,743/ 8,822

William W. Harvey, Jr.	1,500	21,581	15,980/11,870	129,740/17,644

Steven G. Fisher	20,000	330,500	13,480/10,620	96,123/17,644

(1)	Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2005, at which date the last sale of the Common Stock as quoted on the Nasdaq National Market was at $21.26 per share.

     Set forth in the table that follows is information relating to options granted under the stock option plan to the Named Executive Officers during the 12-month period ended December 31, 2005.
OPTION GRANTS IN LAST CALENDAR YEAR
Individual Grants

		Percent of Total	Exercise
		Options Granted	or Base
	Options	to Employees in	Price	Expiration	Grant Date Present
Name	Granted	FY 2005	($)(1)	Date	Value ($)
William J. Wagner	9,500	4.22	22.93	1/19/2015	63,650 (2)

Gregory C. LaRocca	4,500	2.00	22.93	1/19/2015	30,150 (2)

Robert A. Ordiway	4,500	2.00	22.93	1/19/2015	30,150 (2)

James E. Vecellio	2,475	1.10	22.93	1/19/2015	16,583 (2)

William W. Harvey, Jr.	5,570	2.56	22.93	1/19/2015	38,525 (2)

Steven G. Fisher	4,500	2.00	22.93	1/19/2015	30,150 (2)

(1)	The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.

(2)	Based on a grant date present value of $6.70 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 23%; risk free rate of return of 5.5%; dividend yield of 2.0%; and a seven-year option life.
Transactions With Certain Related Persons
     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, and the Bank offers its employees interest rate discounts of up to 50 basis points on loans made by the Bank to such persons for personal use. The Company’s policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. Except as described above, loans to the Company’s current directors, principal officers, nominees for election as directors, securityholders known by the Company to own more than 5% of the outstanding Common Stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business on the same terms as those prevailing at the time for comparable transactions with other than specified persons, and do not involve more than a normal risk of collectibility or present other unfavorable features.
     The Company intends that, except as described above, all transactions between the Company and its executive officers, directors, holders of 10% or more of the Common Stock, and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of the Audit Committee of the Company not having any interest in the transaction.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Effective October, 2005, the Company changed its fiscal year end from June 30 to December 31. The Company’s independent registered public accounting firm for the six-month transition period ended December 31, 2005 was KPMG LLP. The Audit Committee of the Company has approved the engagement of KPMG LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to the ratification of the engagement by the Company’s stockholders as required by the Company’s Bylaws. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company’s fiscal year ending December 31, 2006. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.
     Although stockholder ratification of the Company’s independent registered public accounting firm is required by the Company’s Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.
     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the six-month transition period ended December 31, 2005 and the fiscal years ended June 30, 2004 and June 30, 2005.
     The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Six-Month Transition
	Period Ended	Fiscal Year	Fiscal Year
	December 31, 2005	2005	2004
Audit Fees	$498,360	$531,640	$225,000
Audit-Related Fees	12,000	112,700	34,775
Tax Fees	140,750	127,800	85,050
All Other Fees	—	31,219	185,024
     Audit Fees. Audit fees of $498,360 for the six-month transition period ended December 31, 2005, $531,680 in fiscal year 2005 and $225,000 in fiscal year 2004 were for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting of the Company, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.
     Audit-Related Fees. Audit-related fees of $12,000 for the six-month transition period ended December 31, 2005 were additional billings related to the June 30, 2005 audit and an accounting opinion related to an acquisition required to be included in the regulatory application. Audit-related fees of $112,700 in fiscal year 2005 were for additional billings for the 2004 audit and audits of employee benefit plans and student lending. Fees of $34,775 in fiscal year 2004 were for audits of benefit plans and student lending. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $140,750 for the six-month transition period ended December 31, 2005, $127,800 in fiscal year 2005 and $85,050 in fiscal year 2004 were for services related to tax compliance and tax planning.
     All Other Fees. Other fees totaled $31,219 in fiscal year 2005 and $185,024 in fiscal year 2004. During fiscal year 2005, the Company paid $22,719 related to assistance with Section 404 of the Sarbanes-Oxley Act of 2002 and $7,000 related to the acquisition of Bell Federal. During fiscal year 2004, the Company paid $134,500 for procedures related to a securities offering and $49,174 related to assistance with Section 404 of the Sarbanes-Oxley

Act of 2002. The Company paid $1,500 and $1,350 for access to the independent registered public accounting firm’s on-line technical database during the fiscal years ended June 30, 2005 and 2004, respectively.
     The Audit Committee has considered whether the provision of non-audit services, which relate primarily, to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as auditor of the Company.
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of the Company’s engagement of KPMG LLP or pursuant to the pre-approval policy described above.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006, the proposal must receive at least a majority of the votes represented at the Meeting, without regard to broker non-votes, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the 2006 fiscal year.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than five days before the date of the meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of the Company’s Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2006 Annual Meeting of Stockholders must be given to the Company no later than five days prior to the date of the meeting, as indicated above.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than December 6, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS
     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
MISCELLANEOUS
     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. The Company’s Transition Report on Form 10-K for the period July 1, 2005 to December 31, 2005 has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company.
HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS
     The Company intends to deliver only one Transition Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Shareholder Relations
Northwest Bancorp, Inc.
100 Liberty Street
Warren, PA 16365-2353
Phone:	(814) 728-7263
Fax:	(814) 728-7716
Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory C. LaRocca

Gregory C. LaRocca
Executive Vice President and Corporate Secretary
Warren, Pennsylvania
April 5, 2006

100 LIBERTY STREET WARREN, PA 16365	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Northwest Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NWBNC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST BANCORP, INC.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

Vote on Directors					For All	Withhold All	For All Except	To withhold authority to vote for one or more nominee, mark “For All Except” and write the name of the nominee(s) on the line below.
1.	The election as directors of all nominees listed below (except as marked to the contrary at the right)
	01) Richard L. Carr 02) John M. Bauer				☐	☐	☐

								For	Against	Abstain
Vote on Proposal

2.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.							☐	☐	☐

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a proxy statement dated April 5, 2006 and audited financial statements.

For address changes and/or comments, please check this box and write them on the back where indicated				☐	Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

Please indicate if you plan to attend this meeting		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

REVOCABLE PROXY
NORTHWEST BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2006
          The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders (“Meeting”) to be held on May 17, 2006 at the Knights of Columbus Hall, located at 219 Second Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a proxy statement dated April 5, 2006 and audited financial statements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)